UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 9, 2023 (May 4, 2023)
Date of Report (date of earliest event reported)

CLARIVATE PLC
(Exact name of registrant as specified in its charter)

Jersey, Channel Islands
(State or other jurisdiction of incorporation or organization)
001-38911
(Commission File Number)
N/A
(I.R.S. Employer Identification No.)

70 St. Mary Axe
London	EC3A 8BE
United Kingdom
(Address of Principal Executive Offices)
(44) 207-433-4000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	CLVT	New York Stock Exchange
5.25% Series A Mandatory Convertible Preferred Shares, no par value	CLVT PR A	New York Stock Exchange
Series B Preferred Stock Purchase Rights	-	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02.  Results of Operations and Financial Condition.

On May 9, 2023, Clarivate Plc (the “Company”) issued a press release announcing earnings for the first quarter ended March 31, 2023. The press release has been furnished with this Form 8-K as Exhibit 99.1 and is posted on the investor relations section of the Company’s website (http://ir.clarivate.com/).
The information in this Item 2.02, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as otherwise expressly stated in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
Steen Lomholt-Thomsen, Chief Revenue Officer of Clarivate Plc (the “Company”) will depart from his position, effective July 1, 2023. Following such date, Mr. Lomholt-Thomsen will remain available in an advisory capacity until December 31, 2023.

(e)
On May 4, 2023, the Company entered into a separation agreement with Mr. Lomholt-Thomsen. Pursuant to the terms of the separation agreement, Mr. Lomholt-Thomsen will remain an employee of the Company through December 31, 2023 and will be eligible to receive his base salary and contractual benefits through such date. The separation agreement provides that, subject to Mr. Lomholt-Thomsen’s execution of a release of claims and continued compliance with the terms of the separation agreement (including restrictive covenants), following Mr. Lomholt-Thomsen’s departure from the Company he will be entitled to benefits under the Company’s Executive Severance Plan, consisting of the following: (i) cash severance in the total amount of approximately $1,690,471 (converted from pounds (GBP) at the exchange rate as of May 4, 2023) payable (a) one-third within 30 days of his termination date and (b) two-thirds within 90 days of his termination date; and (ii) accelerated vesting of 192,054 unvested restricted stock units. In addition, Mr. Lomholt-Thomsen will remain eligible to receive a 2023 annual bonus under the Company’s annual incentive plan, calculated based on actual performance and paid at such time as bonuses are generally paid.
Pursuant to the terms of the separation agreement, Mr. Lomholt-Thomsen is subject to certain restrictive covenants, and reaffirmed the restrictive covenants contained in his contract of employment with the Company, including 12-month post-termination non-compete and non-solicit obligations, a perpetual confidentiality obligation, a cooperation covenant and intellectual property assigning provisions.
The foregoing description of the agreement with Mr. Lomholt-Thomsen contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of his agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

Item 7.01. Regulation FD Disclosure.

On May 9, 2023, the Company posted to its website supplemental information related to revenue, earnings and guidance. The supplemental information has been furnished with this Current Report on Form 8-K as Exhibit 99.2 and is posted on the investor relations section of the Company’s website (http://ir.clarivate.com/).
The information in this Item 7.01, including Exhibit 99.2 furnished herewith, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any filing pursuant to the Securities Act or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits.

No.	Description
99.1	Press release issued by Clarivate Plc dated May 09, 2023
99.2	Supplemental Information dated May 09, 2023
104	The cover page from the Company's Current Report on Form 8-K dated May 9, 2023, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLARIVATE PLC

Date: May 9, 2023	By: /s/ Jonathan M. Collins
Name: Jonathan M. Collins
Executive Vice President & Chief Financial Officer